Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL - CLASS A COMMON SHARES

Offer To Exchange Class B common shares of Whitestone REIT
For Your Class A common shares of Whitestone REIT or
Units of Limited Partnership of Whitestone REIT Operating Partnership, L.P.

Pursuant to the Prospectus Dated May 10, 2012

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 8, 2012 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The Exchange Agent for the Exchange Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

In order to exchange your Class A common shares, you must deliver this properly executed letter of transmittal in the following manner by 5:00 PM, New York City Time, on June 8, 2012 unless the exchange offer is extended or terminated:

By Mail (Registered or Certified Mail Recommended):	By Hand, Courier, or Overnight Delivery:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Phone: 800-937-5449

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL.

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL OR CHECKING ANY BOX HEREIN. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED ON THE NEXT PAGE.  The instructions included with this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus, this letter of transmittal, and any related documents may be directed to American Stock Transfer & Trust Company, LLC at the address set forth on the cover page of this booklet.

PARTICIPATION IN THE EXCHANGE OFFER

To: American Stock Transfer & Trust Company, LLC, as exchange agent:

The undersigned hereby acknowledges receipt of the joint prospectus dated May 10, 2012, or the Prospectus, of Whitestone REIT, a Maryland real estate investment trust, or the Company, and Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership, or the Operating Partnership, and this letter of transmittal, which together constitute the Company's and Operating Partnership's offer to exchange, which is referred to as the exchange offer, subject to the terms and conditions set forth in the Prospectus and the letter of transmittal, Class B common shares of beneficial interest, $0.001 par value per share, or Class B common shares, of the Company for (i) up to 867,789 outstanding shares of the Company's Class A common shares of beneficial interest, $0.001 par value per share, or Class A common shares; and (ii) up to 453,642 outstanding units of limited partnership in the Operating Partnership, or the OP units.

The undersigned hereby tenders to the Company the Class A common shares described in the box below entitled “Description of Class A Common Shares.”

The undersigned understands that tenders of Class A common shares pursuant to the procedures described in the Prospectus under the heading “The Exchange Offer - Procedures for Tendering” and the instructions to this letter of transmittal will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions described in the Prospectus and this letter of transmittal. The undersigned represents and warrants that the undersigned has full power and authority to surrender and deliver to the Company the Class A common shares described in the box below entitled “Description of Class A Common Shares,” and to tender, sell and assign the Class A common shares being tendered pursuant hereto without restriction, and that when such Class A common shares are accepted for exchange, such Class A common shares may be duly cancelled and will be free of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned also warrants that he/she/it will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of tendered Class A common shares. The undersigned agrees to all of the terms of the exchange offer, as described in the Prospectus and this letter of transmittal.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the undersigned's true and lawful agent and attorney-in-fact, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Prospectus under the heading “The Exchange Offer-Withdrawal Rights,” to transfer ownership of such Class A common shares on the books of the registrar of the Company, against receipt by the exchange agent (as agent of the undersigned) of the issuance of the Class B common shares pursuant to the exchange offer. All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned and all obligations of the undersigned shall be binding upon the successors, heirs, executors, administrators, legal representatives and assigns of the undersigned.

Subject to, and effective upon, the acceptance of the Class A common shares tendered hereby, by executing and delivering this letter of transmittal, the undersigned: (i) irrevocably sells, assigns, and transfers to or upon the order of the Company all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of the Class A common shares tendered thereby; (ii) waives any and all rights with respect to the Class A common shares tendered; and (iii) releases and discharges the Company and the

Operating Partnership from any and all claims such holder may have, now or in the future, arising out of or related to the Class A common shares.

The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Company may, in its sole and absolute discretion, terminate or amend the exchange offer or may postpone the acceptance for exchange of Class A common shares tendered or may not be required to exchange any of the Class A common shares tendered hereby other than in accordance with their terms.

The undersigned understands that a valid tender of the Class A common shares is not made in acceptable form and risk of loss therefor does not pass until receipt by the exchange agent of this letter of transmittal, duly completed, dated and signed, together with all accompanying evidences of authority and any other required documents and signature guarantees in form satisfactory to the Company (which may delegate power in whole or in part to the exchange agent). All questions as to validity, form and eligibility of any tender of the Class A common shares hereunder (including time of receipt) and acceptance of tenders and withdrawals of the Class A common shares will be determined by the Company in its sole judgment (which may delegate power in whole or in part to the exchange agent).

The undersigned agrees that, unless otherwise indicated herein under the box entitled “Special Issuance Instructions” (See page 5 of this booklet), Class A common shares not tendered or tendered but not accepted for exchange hereunder will remain recorded on the books of the registrar of the Company in the name of the undersigned.  In the case of issuance in a different name, the taxpayer-identification number of the person named must also be indicated. If no instructions are given, Class A common shares not tendered will remain recorded on the books of the registrar of the Company in the name of the registered holder of the Class A common shares.

SIGNATURE PAGE
IMPORTANT: YOU MUST SIGN BELOW

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF CLASS A COMMON SHARES” BELOW AND SIGNING THIS LETTER OF TRANSMITTAL AT THE BOTTOM OF THIS PAGE, WILL BE DEEMED TO HAVE TENDERED THE CLASS A COMMON SHARES AS SET FORTH IN SUCH BOX.  PLEASE CAREFULLY READ THE INSTRUCTIONS (PAGES 6-7 OF THIS BOOKLET) BEFORE SIGNING BELOW.

This letter of transmittal must be signed by the registered holder of Class A common shares being tendered hereunder exactly as his/her/its name appears on the books of the registrar of the Company.  Your Class A common shares are registered in the name printed on the sticker on the front cover of this Letter of Transmittal.  The number of Class A common shares that you currently hold is also printed on the sticker preceded by the letters “T:” and “B:”.

If there is more than one registered holder of the Class A common shares being tendered hereunder, all such registered holders must sign below.  If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “capacity” and submit evidence satisfactory to the exchange agent of such person's authority to so act (See Instruction 2 on page 6 of this booklet). If the signature appearing below is not of the registered holder of the Class A common shares being tendered hereunder, then the registered holder must sign a valid power of attorney.

The undersigned has identified in the table below the Class A common shares that he/she/it is tendering in the exchange offer:

DESCRIPTION OF CLASS A COMMON SHARES
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)	Number of Class A Common Shares OWNED	Number of Class A Common Shares TENDERED

ODD-LOT COMMON SHARES:  If you own less than 100 Class A common shares and you tender all of those Class A common shares, you will not be subject to the proration provisions described in the Prospectus if the exchange offer is oversubscribed, provided you check the box below.

[  ] Check this box if you beneficially own less than 100 Class A common shares and wish to tender all of your Class A common shares and not be subject to proration.

X		X		X
	Print Name (and capacity, if applicable)		Signature		Date

X		X		X
	Print Name (and capacity, if applicable)		Signature		Date

COMPLETE THIS PAGE ONLY IF YOU ARE TRANSFERRING OWNERSHIP.
If you wish to transfer ownership of Class A common shares owned by you, you must provide special issuance instructions and a Medallion Guarantee.

SPECIAL ISSUANCE INSTRUCTIONS

(If this section is completed, please also provide the Medallion guarantee below - See Instructions #3 and #6 on page 6 of this booklet)

TO BE COMPLETED ONLY if (1) Class A common shares not tendered or tendered but not accepted for exchange are to be renamed on the books of the registrar of the Company in the name of someone other than the registered holder(s) of the Class A common shares whose signature(s) appear(s) above, or (2) the Class B common shares issued pursuant to the exchange offer are to be recorded on the books of the registrar of the Company in the name of someone other than the registered holder(s) of the Class A common shares tendered hereunder.

Issue (check appropriate box(es))

[  ] Untendered or unaccepted Class A common shares to:

[  ] Issued Class B common shares to:

Name:
(Please Print)
Address:

(Include Zip Code)
Taxpayer Identification No.:

MEDALLION GUARANTEE OF SIGNATURE(S)
(If required-See Instruction #3 on page 6 of this booklet)

(Name of Signature Guarantor Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)
Dated: ____________, 2012

INSTRUCTIONS TO LETTER OF TRANSMITTAL
(Forming part of the terms and conditions of the Exchange Offer)

IMPORTANT:  IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (I) THIS LETTER OF TRANSMITTAL; AND (II) ANY OTHER REQUIRED DOCUMENTS.

1)
LETTER OF TRANSMITTAL.  This letter of transmittal is being provided to you to effect the exchange of Class A common shares for Class B common shares of the Company and the acceptance of the exchange offer.

THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

2)
SIGNATURE ON THE LETTER OF TRANSMITTAL. If the letter of transmittal is signed by the registered holder(s) of the Class A common shares tendered hereby, the signature must correspond exactly with the name(s) as written on the books of the registrar of the Company.

If any of the Class A common shares tendered hereby are owned of record by two or more joint owners, all such owners must sign the letter of transmittal.  If the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of an entity, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit to the exchange agent proper evidence satisfactory to the Company of his or her authority to act in that capacity (including, as applicable, a power of attorney, letter of testamentary, or a letter of appointment).

3)
GUARANTEE OF SIGNATURES; STOCK POWERS. Signatures on the letter of transmittal must be guaranteed, unless the Class A common shares surrendered for exchange pursuant to a letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” in the letter of transmittal, or (2) for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, each known as an eligible institution. In the event that a signature on the letter of transmittal is required to be guaranteed, the guarantee must be by an eligible institution. If the letter of transmittal is signed by a person other than the registered holder of the Class A common shares, the Class A common shares surrendered for exchange must be accompanied by a stock power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature guaranteed by an eligible institution. The term “registered holder” as used in this paragraph with respect to the Class A common shares means any person in whose name the Class A common shares are registered on the books of the registrar for the Company.  See “The Exchange Offer - Procedures for Tendering” in the Prospectus.

4)
WITHDRAWAL OF TENDERS. Tenders of Class A common shares may be withdrawn by delivery of a written notice to the exchange agent, at its address listed on the cover page of this letter of transmittal, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must (1) specify the name of the person having tendered the Class A common shares to be withdrawn, (2) identify the Class A common shares to be withdrawn, and (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Class A common shares were tendered and must be notarized or guaranteed by an eligible institution if the signature on the letter of transmittal was guaranteed. Any questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole and absolute discretion. The Class A common shares so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Class A common shares which have been tendered for exchange but which are withdrawn will be returned to the account of the holder without cost to the holder promptly after withdrawal. Properly withdrawn Class A common shares may be re-tendered by following one of the procedures described under “The Exchange Offer-Procedures for Tendering” section of the Prospectus at any time on or prior to the expiration date.

5)
ODD-LOT SHARES.  Holders of Class A common shares who directly or beneficially own less than 100 Class A common shares, or Odd-Lot Shares, who wish to tender all of their Class A common shares should check the box entitled “Odd-Lot Shares” on this letter of transmittal.  Holders who own Odd-Lot Shares who wish to tender all of their Class A common shares and check the appropriate box will receive preferential treatment if the exchange offer for Class A common shares is oversubscribed, in that all such Class A common shares tendered by such holder will be accepted for exchange and will not be subject to proration.

6)
SPECIAL ISSUANCE INSTRUCTIONS. If (1) Class A common shares not tendered, or tendered but not accepted for exchange, are to be renamed on the books of the registrar of the Company in the name of someone other than the registered holder(s) of the Class A common shares whose signature(s) appear(s) above, or (2) the Class B common shares issued pursuant to the exchange offer are to be recorded on the books of the registrar of the Company in the name of someone other than the registered holder(s) of the Class A common shares tendered hereunder, the tendering holder should indicate in the applicable box of the “Special Issuance Instructions” the name and address to whom such shares should be issued.

7)
WAIVER OF CONDITIONS.  Except for the registration statement effectiveness condition described in “The Exchange Offer-Conditions of the Exchange Offer” section of the Prospectus, the Company may, in its sole and absolute discretion, waive any or all conditions in whole or in part.

8)
IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Class A common shares tendered for exchange will be determined by the Company in its sole discretion. The Company and the exchange agent reserve the absolute right to reject any and all Class A common shares not properly tendered and to reject any Class A common shares, the acceptance of which might, in the Company's judgment or in the judgment of the exchange agent or their counsel, be unlawful. The Company and the exchange agent also reserve the absolute right to waive any defects or irregularities as to particular Class A common shares either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender in the exchange offer). Unless waived, any defects or irregularities in connection with tenders for exchange must be cured within the period of time the Company determines.  The Company and the exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders for exchange but will not incur any liability for failure to give the notification. The Company will not deem Class A common shares tendered until any such irregularities have been cured or waived.

9)
REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for assistance or additional copies of the Prospectus or the letter of transmittal, may be directed to the exchange agent at the address and telephone number set forth on the cover page hereof.

10)
IMPORTANT U.S. FEDERAL TAX INFORMATION.  An exchange of Class A common shares for Class B common shares pursuant to the exchange offer will constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Accordingly, holders of Class A common shares will not recognize gain or loss for federal income tax purposes on such an exchange. A holder's adjusted tax basis in the Class B common shares received pursuant to the exchange offer will equal the holder's adjusted tax basis in the Class A common shares surrendered. A holder's holding period for the Class B common shares received pursuant to the exchange offer will include the holder's holding period for the Class A common shares surrendered. See “Material U.S. Federal Income Tax Considerations” in the Prospectus.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF (I) AN EXCHANGE OF CLASS A COMMON SHARES FOR CLASS B COMMON SHARES AND (II) THE OWNERSHIP AND DISPOSITION OF OUR CLASS B COMMON SHARES AND SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH EXCHANGE, OWNERSHIP AND DISPOSITION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.